Exhibit (10)(j)            CALLOWAY'S NURSERY, INC.
                     MANAGEMENT PROFIT SHARING BONUS PLAN
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998

I.   PROFIT SHARING BONUS

     A. An annual management profit sharing bonus will be paid on the income of Calloway's Nursery, Inc. (the "Company") after payment of all expenses but before payment of state and federal income taxes ("Pre-tax Net Profit").

     B. The total profit sharing bonus pool will be equal to the sum of (1) and (2) below:

          (1) 6% of Pre-tax Net Profit until the prior year's Pre-tax Net Profit is exceeded. If the Company's Pre-tax Net Profit exceeds 15% of net sales, then the bonus rate will be 8% of Pre-tax Net Profit until the prior fiscal year's Pre-tax Net Profit is exceeded.

          (2) 12% of Pre-Tax Net Profit increases over the prior fiscal year's Pre-tax Net Profit.

     C.   Example - Pre-Tax Net Profit Calculation:

                                           Current Year    Prior Year
          Sales                             $30,000,000   $26,500,000
          Cost of goods sold                 15,900,000    14,000,000
                                            -----------   -----------
          Gross profit                       14,100,000    12,500,000

          Retail payroll expenses             4,000,000     3,700,000
          Retail operating expenses           1,300,000     1,300,000
          Retail occupancy expenses           2,600,000     2,700,000
          Administrative expenses             2,800,000     2,300,000
          Advertising expenses                1,500,000     1,400,000
          Depreciation & amortization           300,000       300,000
          Net interest expense (income)        (100,000)     (100,000)
          Store management bonuses              150,000       100,000
          Mid-Management bonuses                 70,000        50,000
                                            -----------   -----------
          Pre-Tax Net Profit                $ 1,480,000   $   750,000
                                            ===========   ===========

Exhibit (10)(j)            CALLOWAY'S NURSERY, INC.
                     MANAGEMENT PROFIT SHARING BONUS PLAN
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30,1998

          $730,000 increase current year over prior year.

          BONUS POOL CALCULATION:

               6% of first year =                    $45,000
               12% of increase =                     $43,800
               Bonus Pool =                          $88,800

     D. Management profit sharing bonuses will be awarded to each participant on the basis of a fraction multiplied by the amount of the bonus pool. The numerator of the fraction is the salary of the participant in effect on September 30, 1998 and the denominator of the fraction is the total of the annual salaries of all participants in effect on September 30, 1998. In the event a participant serves less than the full fiscal year:

               A participant in the Plan who does not start the year, and therefore serves less than the full fiscal year, will receive a bonus for the portion of the fiscal year the participant does serve. Therefore, a participant who starts on September 1st will receive 30/365ths of the bonus attributable to his fraction of the bonus pool. The remaining 335/365ths will be allocated to the other participants on a pro rata basis in accordance with their respective shares in the bonus pool.

II.  PARTICIPANTS

     The participants in the Plan are those who hold the following positions in the Company:

         President
         Vice President, Corporate Development
         Vice President, Operations
         Vice President, Merchandising
         Vice President, Chief Financial Officer

Exhibit (10)(j)            CALLOWAY'S NURSERY, INC.
                     MANAGEMENT PROFIT SHARING BONUS PLAN
                 FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1998

III. GENERAL PROVISIONS

     A. No bonus accrues for any reason on any amount less than "0", or break-even. For the purposes of calculating improvements over a prior year, no bonus is calculated on amounts less than break-even.

     B. All bonuses are payable after the end of the fiscal year and no bonus will be paid in the event of termination of employment on or prior to September 30, 1998, whether termination be voluntary or involuntary, with cause or without cause.

     C. For purposes of all calculations under the plan, the amounts shall be taken from the Company's audited financial statements, except, that
                                                                 ------
          Goodwill amortization expense shall be calculated using a forty (40) year straight-line amortization based on the original amount of Goodwill "pushed-down" to the Company.